Exhibit 99.1

NEWS RELEASE

GREEN PLAINS RENEWABLE ENERGY, INC.  AND GREAT LAKES COOPERATIVE

COMPLETE IMPORTANT MILESTONE IN THEIR MERGER

OMAHA, NE – December 6, 2007 (Market Wire) – Green Plains Renewable Energy, Inc. (NASDAQ and AMEX: GPRE) and Great Lakes Cooperative completed an important milestone in their previously announced merger by filing a registration statement on December 5, 2007 with the Securities and Exchange Commission (“SEC”) relating to the proposed merger.  The closing of the merger is subject to a number of contingencies, including the effectiveness of the registration statement, the approval of Great Lakes’ membership, and other conditions. The prospectus/proxy statement will be sent to members after it is finalized with the SEC.

“Our filing with the SEC represents a major step toward completion of the merger,” said Wayne Hoovestol, Chief Executive Officer. “Both companies have worked diligently to accurately describe our respective operations and provide the important information related to the merger to better allow Great Lakes’ members to make an informed decision.”

Green Plains has previously entered into an agreement and plan of merger with Great Lakes.  Great Lakes, based in Everly, Iowa, is a full-service cooperative serving agricultural producers in northwestern Iowa and southwestern Minnesota.  Great Lakes’ businesses, which include bulk grain, agronomy, livestock feed and petroleum, are located in close proximity to Green Plains’ 50 million gallon per year ethanol plant under construction in Superior, Iowa.

“The merger strengthens both Green Plains and Great Lakes,” continued Hoovestol. “Consolidating an ethanol producer with one of Iowa’s largest agricultural cooperatives allows the combined company to more efficiently manage commodity price and feedstock supply risks. Great Lakes’ producer-members, workforce and assets provide an important edge as the competition for feedstock increases.”

Upon completion of the merger, Great Lakes will continue to operate as a full service business partner with area agricultural producers.  Pursuant to the terms of the merger, Great Lakes’ members will receive cash and Green Plains stock at closing.  In addition, the members will retain an interest in Great Lakes’ regional cooperative investments.

“This merger is in the best interest of Great Lakes’ members,” said Kevin Adolf, President of Great Lakes Cooperative. “As producers, our members recognize the efficiencies of a vertically-integrated operation.  Green Plains’ stock will offer liquidity and an opportunity to directly benefit from the combined company.  Great Lakes’ board unanimously voted to endorse the merger, and we are planning informational meetings so our members can learn more.”

Additional Information

GREEN PLAINS HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS/PROXY STATEMENT IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS GREEN PLAINS HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY, GREEN PLAINS WILL ARRANGE TO SEND YOU THE PROSPECTUS/PROXY STATEMENT IF YOU REQUEST IT BY DIRECTING A REQUEST TO: GREEN PLAINS RENEWABLE ENERGY, INC., ATTN: INVESTOR RELATIONS, 105 N. 31ST AVENUE, SUITE 103, OMAHA, NEBRASKA 68131 OR BY CALLING SCOTT POOR AT THE NUMBER LISTED BELOW.

INVESTORS AND SECURITY HOLDERS OF GREEN PLAINS AND GREAT LAKES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GREEN PLAINS, GREAT LAKES, AND THE MERGER.

Green Plains and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the equity holders of Great Lakes in favor of the merger. Information about the executive officers and directors of Green Plains and their ownership of Green Plains common stock is set forth in the prospectus/proxy statement that is on file with the SEC. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Green Plains and its executive officers and directors in the merger by reading the proxy statement/prospectus regarding the merger.

About Green Plains Renewable Energy, Inc.

Ethanol, which Green Plains produces from corn, is a high-octane fuel that is blended with gasoline to provide superior engine performance as well as help to reduce harmful tailpipe and greenhouse gas emissions that contribute to global warming.  Ethanol has also become a prime source of value-added income for American farmers.

Green Plains has an operating 50 million gallon ethanol plant in Shenandoah, Iowa and is currently building a second 50 million gallon ethanol facility in Superior, Iowa.  The Superior plant is anticipated to begin production sometime early in 2008.  Green Plains has entered into an agreement and plan of merger with Great Lakes Cooperative, with a closing that is subject to various conditions, including approval by Great Lakes’ members.

About Great Lakes Cooperative

Great Lakes is a full service cooperative with approximately $146 million in fiscal 2007 revenues that specializes in bulk grain, agronomy, livestock feed and petroleum products in northwestern Iowa and southwestern Minnesota.  Great Lakes has locations in Everly, Greenville, Gruver, Langdon, Milford, Spencer and Superior, Iowa.  Great Lakes has inside grain storage capacity of 14.7 million bushels at seven sites, including four with mainline rail access.

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended.  Such statements are identified by the use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance.  Such statements are based on management's current expectations and are subject to various factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements.  Green Plains may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the ethanol industry, risks associated with plant construction and technology development, and other risk factors detailed in Green Plains' SEC filings.  Additional information with respect to these and other factors, which could materially affect Green Plains and its operations, are included on certain forms Green Plains has filed with the SEC.  Green Plains assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Green Plains Contact:

Scott B. Poor, Corporate Counsel / Director of Investor Relations

Green Plains Renewable Energy, Inc.

(402) 884-8700

www.gpreinc.com

Great Lakes Contact:

Kevin Hartkemeyer, General Manager

Great Lakes Cooperative

(712) 834-2231

www.greatlakescoop.com

Investor Contact:

John Baldissera

BPC Financial Marketing

(800) 368-1217